EXHIBIT 32

Certification Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

     The undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K for the annual period ended December 31, 2004 of Naturade, Inc. (the “Company”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in such report.

/s/ Bill D. Stewart
Bill D. Stewart
Chief Executive Officer
March 31, 2005

/s/ Stephen M. Kasprisin
Stephen M. Kasprisin
Chief Financial Officer
March 31, 2005

A signed original of this written statement required by Section 906 has been provided to the Company and it will be retained by the Company and furnished to the Securities and Exchange Commission or its staff on request.